Exhibit 99.1
Consolidated Financial Statements
Esprit Pharma Holding Company, Inc. and Subsidiaries
December 31, 2006 and 2005

Esprit Pharma Holding Company, Inc. and Subsidiaries
Consolidated Financial Statements
December 31, 2006

Report of Independent Auditors
The Board of Directors and Stockholders
Esprit Pharma Holding Company, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of Esprit Pharma Holding Company, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2006 and the period from May 6, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing our opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Esprit Pharma Holding Company, Inc. and Subsidiaries at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for the year ended December 31, 2006 and the period from May 6, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States.
The accompanying financial statements have been prepared assuming that Esprit Pharma Holding Company, Inc. and Subsidiaries will continue as a going concern. As more fully described in Note 1 to the consolidated financial statements, Esprit Pharma Holding Company, Inc. and Subsidiaries have incurred recurring operating losses and have not complied with certain covenants of loan agreements with banks. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The December 31, 2006 financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result form the outcome of this uncertainty.
As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment applying the prospective method.
April 20, 2007,
except for Note 15, for which the date is
November 30, 2007

Esprit Pharma Holding Company, Inc. and Subsidiaries
Consolidated Balance Sheets
(Dollars and Shares in Thousands)

	December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$17,459	$8,597
Short-term investments	5,504	–
Accounts receivable, net of allowances of $196 and $381 in 2006 and 2005, respectively	4,601	14,596
Inventories	9,259	1,676
Prepaid expenses and other current assets	3,320	1,442

Total current assets	40,143	26,311

Property and equipment, net	937	596
Goodwill	19,993	19,993
Intangible assets, net	8,585	24,325
Assets held for sale	2,553	51,573
Other non-current assets	3,761	207

Total assets	$75,972	$123,005

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$4,562	$2,705
Accrued expenses	19,814	12,783
Accrued purchase obligations	10,000	12,500
Deferred tax liabilities	780	260
Deferred revenue	–	11,461
Short-term debt	–	8,514

Total current liabilities	35,156	48,223

Long-term purchase obligations	–	10,000
Other long-term liabilities	266	–

Series A convertible preferred stock; $0.0001 par value; 212,000 shares authorized, 210,994 and 210,895 issued and outstanding at December 31, 2006 and 2005, respectively (liquidation preference of $113,937)	113,894	113,842
Series B convertible preferred stock; $0.0001 par value; 179,000 shares authorized, 178,138 and -0- issued and outstanding at December 31, 2006 and 2005, respectively (liquidation preference of $115,790)	115,390	–

Stockholders’ deficit:
Common stock; $0.0001 par value; 450,000 shares authorized, 40,564 and 39,869 issued and outstanding at December 31, 2006 and 2005, respectively	4	4
Additional paid-in capital	1,433	979
Loan receivable	–	(71)
Accumulated deficit	(190,209)	(49,972)
Accumulated other comprehensive income	38	–

Total stockholders’ deficit	(188,734)	(49,060)

Total liabilities and stockholders’ deficit	$75,972	$123,005

See accompanying consolidated notes.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Consolidated Statements of Operations
(in Thousands)

		Period from
		May
		6, 2005
	Year Ended	(Inception) to
	December	December
	31, 2006	31, 2005

Product sales, net	$37,594	$15,392

Cost of goods sold	19,494	7,813

Gross margin	18,100	7,579

Selling and marketing	54,086	21,263
General and administrative	17,371	9,051
Research and development	11,289	10,484
Acquired in-process research and development	–	8,098
Impairment of intangible assets	10,938	–

Loss from operations	(75,584)	(41,317)

Interest expense	(2,078)	(63)
Interest income	497	52

Loss from continuing operating before income tax expense	(77,165)	(41,328)

Income tax expense	520	260

Net loss from continuing operations	(77,685)	(41,588)

Discontinued operations:
Loss from discontinued operations, net of $0 income tax benefit for the period ended December 31, 2005 and year ended December 31, 2006	(62,552)	(8,384)

Net loss	$(140,237)	$(49,972)

See accompanying consolidated notes.

Esprit Pharma Holding Company Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Deficit
For the year ended December 31, 2006 and the
Period from May 6, 2005 (inception) to December 31, 2005
(Dollars and Shares in Thousands)

						Accumulated Other	Total
	Common Stock		Additional	Subscription	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Income	Deficit

Initial capital contribution, May 6, 2005	1,500	$–	$1	$–	$–	$–	$1
Merger with Saturn Pharmaceuticals	31,195	3	309	–	–	–	312
Issuance of common stock	6,649	1	664	–	–	–	665
Stock issued upon exercise of stock options	525	–	5	–	–	–	5
Loan to shareholder to purchase preferred shares	–	–	–	(71)	–	–	(71)
Net loss	–	–	–	–	(49,972)	–	(49,972)

Balance at December 31, 2005	39,869	4	979	(71)	(49,972)	–	(49,060)
Stock issued upon exercise of stock options	695	–	8	–	–	–	8
Repayment of loan to shareholder to purchase preferred stock	–	–	–	71	–	–	71
Stock compensation expense	–	–	16	–	–	–	16
Issuance of warrants	–	–	430	–	–	–	430
Comprehensive loss:
Net loss	–	–	–	–	(140,237)	–	(140,237)
Unrealized gain on short-term investments	–	–	–	–	–	38	38

Total comprehensive loss							(140,199)

Balance at December 31, 2006	40,564	$4	$1,433	$–	$(190,209)	$38	$(188,734)

See accompanying consolidated notes.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in Thousands)

		Period
	For The	From May
	Year Ended	6, 2005 to
	December	December
	31, 2006	31, 2005

Operating activities
Net loss	$(140,237)	$(49,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	216	48
Amortization of product rights	11,133	4,615
Amortization of warrants	90	–
Amortization of deferred loan origination costs	656	–
Provision for accounts receivable	(185)	86
Issuance of preferred stock	52	–
Provision for inventory reserves	849	–
Deferred income taxes	520	260
Recognition of acquired in-process research and development expenses	–	8,098
Impairment of intangible assets	53,855	–
Stock based compensation	16	–
Changes in operating assets and liabilities:
Accounts receivable	10,180	(13,931)
Inventories	(8,660)	945
Prepaid expenses and other current assets	(1,878)	(712)
Accounts payable	1,857	1,979
Accrued expenses, accrued purchase obligations and other liabilities	(5,203)	11,892
Deferred revenue	(11,461)	11,461
Other non-current assets	(3,870)	(198)

Net cash used in operating activities	(92,070)	(25,429)

Investing activities
Purchase of short-term investments	(40,466)	–
Sale of short-term investments	35,000	–
Additions to property and equipment	(557)	(600)
Purchase of product rights	–	(40,000)
Acquisition of Metagen	–	108
Acquisition of Saturn	–	(45,023)

Net cash used in investing activities	(6,023)	(85,515)

Financing activities
Proceeds from the issuance of debt, net	30,000	8,000
Payment of debt	(38,514)	–
Repayment of note receivable from shareholder	71	–
Proceeds from issuance of common stock	8	599
Proceeds from issuance of preferred stock, net of issuance costs	115,390	110,942

Net cash provided by financing activities	106,955	119,541

Net increase in cash and cash equivalents	8,862	8,597
Cash and cash equivalents at beginning of year	8,597	–

Cash and cash equivalents at end of year	$17,459	$8,597

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$1,646	$64

Cash paid during the period for taxes	$168	$12

Issuance of Preferred Stock in connection with Metagen acquisition	$–	$2,900

Note receivable from shareholder	$–	$71

Issuance of warrants	$430	$–

See accompanying consolidated notes.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006
(Dollars and Shares in Thousands)
1. Organization and Description of Business
Esprit Pharma Holding Company, Inc. (“Esprit” or the “Company”) was incorporated on May 6, 2005 (“inception”) in the State of Delaware for the purpose of selling and marketing specialty pharmaceutical products. On June 30, 2005, Esprit merged with Saturn Pharmaceuticals, Inc. (“Saturn”). Immediately following the Saturn-Esprit Merger, the Company obtained funding in the amount of $58,300 to acquire the sales and marketing rights to Sanctura®, a treatment for overactive bladder syndrome from Odyssey Pharmaceuticals, Inc. (“Odyssey”). On September 19, 2005, the Company acquired all of the outstanding capital stock of Metagen Pharmaceuticals, Inc. (“Metagen”) in exchange for 5,400 shares of Series A Convertible Preferred Stock. As of December 31, 2006, Esprit Pharma Holding Company, Inc. and its consolidated subsidiary includes Esprit Pharma, Inc. and Metagen Pharmaceuticals, Inc.
Since its inception, the Company has focused its efforts primarily on building the infrastructure required to support the sales and marketing of its products, and expanding its product portfolio.
Going Concern
The financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended December 31, 2006, the Company incurred a net loss of approximately $140,237 and a use of cash in operating activities of approximately $92,070. The Company’s accumulated deficit was approximately $190,209 at December 31, 2006, and the Company expects to incur substantial losses for the foreseeable future. The Company’s cash requirements have been funded primarily through sales of its convertible preferred stock, loans pursuant to its credit facility and revenue generated from product sales.
The Company is actively pursuing various financing alternatives as market conditions permit through additional debt or equity financings. The Company continues to evaluate various programs to raise additional capital and to seek additional revenues from the licensing of its

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
1. Organization and Description of Business (continued)
proprietary technologies. At the present time, the Company is unable to determine whether any of these future activities will be successful and, if so, the terms and timing of any definitive agreements. If the Company is unable to raise additional funding on acceptable terms, it may implement remedial measures, including but not limited to curtailing certain programs and implementing cost savings programs to continue its operations through at least January 1, 2008.
These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Because additional debt or equity financing is required to fund ongoing operations in 2007 and to satisfy certain milestone payment commitments, there is no assurance that the Company will successfully obtain the required capital or, if obtained, the amounts will be sufficient to fund ongoing operations in 2007. The inability to secure additional capital could have a material adverse effect on the Company, including the possibility that the Company would have to cease operations.
2. Significant Accounting Policies
Consolidation
The financial statements include the accounts of Esprit Pharma Holding Company, Inc. and its wholly-owned subsidiary, Esprit Pharma, Inc. and Metagen Pharmaceuticals, Inc. Intercompany transactions and balances are eliminated in consolidation.
Reclass of Prior Year Financial Statements
The Company’s financial statements for the period ended December 31, 2005 originally included certain product return accruals shown as a contra asset against the accounts receivable from the Company’s distributor customers, based on the right of its customers to offset credits for returns against current accounts receivable. In the Company’s financial statements for the year ended December 31, 2006, the Company reclassified the

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
product return accruals to product-related accruals within accrued expenses. While its customers have the right to offset, the credits for returns are typically applied several months after the customer has paid the invoice. Therefore, the Company deemed it to be an appropriate alternative presentation to classify the returns accrual as a liability rather than a contra-asset and the Company expects to use this presentation in future financial statements. To be consistent, the Company has applied this reclassification to the 2005 results disclosed in these financial statements.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. Assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities are affected by such estimates and assumptions. The most significant assumptions are employed in estimates used in determining allowances for doubtful accounts, inventory reserves, values of intangible assets, and estimates used for impairment assessments, as well as estimates used in applying the revenue recognition policy including accruals for rebates, product returns and chargebacks. The Company is subject to risks and uncertainties that may cause actual results to differ from those estimates and these differences may be material.
Fair Value of Financial Instruments
The Company’s financial instruments consist primarily of cash, short-term investments, accounts payable, deferred revenue, accrued compensation and related benefits and other accrued liabilities. Due to the short nature, the Company believes the carrying value of all of its financial instruments approximates fair value. The fair value of the Company’s convertible preferred stock is approximately $252,936 based on the December 2006 Series B Convertible Preferred Stock price of $0.65 per share.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
Concentration of Credit Risk and Major Sources of Revenue
Financial instruments that potentially subject the Company to concentration of credit risk include cash and cash equivalents, short-term investments, accounts receivable, and revenue. The Company places its cash and cash equivalents with high-credit quality financial institutions. Concentrations of credit risk, with respect to these financial instruments, exist to the extent of the amounts presented in the financial statements.
The following table outlines customers with net revenues and/or accounts receivable that individually exceed 10% of the Company’s total net revenues and/or accounts receivable at December 31, 2006 and 2005:

		AmeriSource
	Cardinal	Bergen	McKesson

December 31, 2006
Accounts receivable	$515	$1,190	$2,683
Deferred revenue	–	–	–
Net Revenue	17,057	7,195	16,813

December 31, 2005
Accounts receivable	$10,236	$1,017	$3,125
Deferred revenue	8,968	295	1,790
Net Revenue	4,306	2,200	5,729
While the Company has a number of products from which it derives revenue, the primary contributor to revenue is Sanctura®. Net sales for Sanctura® were $35,015 and $14,978, representing 93% and 97% of total net sales for the year ended December 31, 2006 and the period May 6 (inception) to December 31, 2005, respectively.
Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
Short-term Investments
Short-term investments comprise investment-grade debt and equity securities with original maturities greater than 90 days when purchased and are accounted for as being available-for-sale. These securities are reported at fair value with all realized gains and losses on the sale of these securities recognized in net income or loss. The Company has 551 shares of an enhanced income mutual fund valued at $9.99/share, or $5,504. Realized gains for the year ended December 31, 2006 were $466. Unrealized gains of $38 were included in accumulated other comprehensive income within the equity section of the consolidated balance sheet.
Inventories
Inventories, consisting of finished goods, are stated at the lower of cost or market. Cost is determined using a weighted-average approach, which approximates the first-in, first-out method. An inventory reserve is recorded when the inventory for a product is projected to be more than forecasted demand.

	December 31
	2006	2005

Finished goods	$9,842	$1,709
Less inventory reserves	(583)	(33)

Total inventories	$9,259	$1,676

Property and Equipment
Property and equipment, including computer equipment and software, are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets, generally three to five years, using the straight-line method. Leasehold improvements are capitalized as incurred and are amortized over the estimated life of the assets or related lease term, whichever is shorter.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
Intangible Assets
Intangible assets include the value of product rights and goodwill. In accordance with Statement of Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets (“FAS 142”), amortizable intangible assets are being amortized on a straight-line basis over their estimated useful lives. The Company uses the remaining patent life as its estimated useful life, or three years, for pharmaceuticals that are not protected by patents.
FAS 142 requires that goodwill and intangible assets with indefinite lives are no longer amortized but reviewed annually for impairment. Impairment tests required by FAS 142 are impacted by determination of the appropriate levels of cash flows to perform the tests and future cash flow assumptions of the related assets. No impairment charges were recorded or deemed necessary for the period from May 6, 2005 (inception) to December 31, 2006. Goodwill recorded in 2005 relates to the Sanctura acquisition as discussed in Note 3.
Impairment of Long-Lived Assets Excluding Goodwill
The Company performs a review of long-lived assets for impairment in accordance with Statement of Financial Accounting Standards Board No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“FAS 144”), when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. If an indication of impairment is present, the Company compares the estimated undiscounted future cash flows to be generated by the asset to its carrying amount. If the undiscounted future cash flows are less than the carrying amount of the asset, the Company records an impairment loss equal to the excess of the asset’s carrying amount over its fair value. The fair value is determined based on valuation techniques such as a comparison to fair values of similar assets or using a discounted cash flow analysis. The Company reported an impairment charge of $10,938 during 2006 related to impaired product right for Estrasorb® (see Note 3). There were no other impairment charges recognized during the period May 6, 2005 (inception) to December 31, 2006.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
Accruals for Product Sales Allowances
The Company records product sales net of the following significant category of product sales allowances: product returns, chargebacks, rebates, cash discounts, and wholesaler distribution fees. The Company establishes these accruals in the same period the Company recognizes the related sales and reduces gross revenues for these accruals. Although the Company has the right of offset in many instances for these allowances, the Company chooses to classify these amounts as a current liability in the financial statements. The following is a summary of the Company’s accounting policy for these key accrued estimates:
•
Product Returns – The Company’s product returns accrual is primarily based on estimates of future product returns over the period during which customers have a right of return, which is in turn based in part on estimates of the remaining shelf life of the Company’s products when sold to customers. The Company’s customers can return short-dated or expired product that meets the guidelines set forth in the Company’s return goods policy. Product returns are accrued and estimated based on historical experience wholesale data and available industry data. Notwithstanding this, the Company may adjust its estimate of product returns if it is aware of other factors that it believes could meaningfully impact its expected return percentages. These factors include, among others, the estimates of inventory levels of its products in the distribution channel, known sales trends and existing or anticipated competitive market forces such as product entrants and / or pricing changes.

Additional consideration was given in estimating product returns for ProQuin ® XR and Prosed, due to specific circumstances that would impact future returns for these products. In the case of ProQuin ® XR, $2,500 of short-dated inventory is estimated to be currently held at our major wholesalers due to lower than anticipated sales during 2006. As such the Company has opted to reserve 90% of the short-dated inventory estimated to be at the wholesalers’ at the end of 2006. In the case of Prosed, a product recall initiated in August 2006 resulted in returns in excess of $800 of product that was in the sales channel during the last 5 months of 2006. Due to the high volume of returns during this period, the Company estimates that there was little product left in the channel at the end of the year, and therefore used a rate of 2% of gross sales to calculate the returns reserve for Prosed.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
•
Chargebacks – The Company has entered into agreements with certain managed care customers, principally for the Sanctura product, whereby the Company provides an agreed-upon discount to such entities based on sales volume. Accrued chargebacks are estimated based upon the commercial managed care contracts in place at the time of the product sale. Chargeback accruals are based on the estimated days of unprocessed claims using historical experience.

•
Rebates – Accrued rebates include amounts due under Medicaid, and other commercial contractual rebates payable to group purchasing organizations. The Medicaid rebate formula, which is established by the Center for Medicare and Medicaid Services, provides a formula with which to estimate the discount applicable to Medicaid patients. The Company estimates the discount due to Medicaid based on historical and expected trends and changes in the pricing of its products. Rebates provided to group purchasing organizations are principally based on attaining certain volume targets. The amounts accrued for these accruals are net requirements and are estimated based on current sales trends.

•
Prompt Payment Discounts – The Company offers its wholesaler customers and distributor customers a 2% prompt-pay cash discount as an incentive to remit payment within the first thirty days after the date of the invoice. Prompt-pay discount calculations are based on the gross amount of each invoice. The Company may adjust the accrual to reflect actual experience as necessary and, as a result, the actual amount recognized in any period may be slightly different from the Company’s accrual amount.

•
Wholesaler Distribution Fee – The Company has service agreements with its wholesalers that provide the wholesaler to earn additional fees in exchange for the performance of certain services and the control of inventory levels. These fees are recorded as a reduction of revenue at the time of its product sale and range from 4-5% of the Company’s gross revenues.

When a charge against earnings is recorded, the offsetting credit is established in accrued expenses. At the time of chargeback or rebate payment, which generally occurs with a delay after the related sale, the Company records the payment as a reduction in the accrued expenses and, at the end of each period, adjusts the accounts for any differences

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
between estimated and actual payments. Due to estimates and assumptions inherent in determining the amount of the chargeback and rebate, payments remain subject to retroactive adjustment. In all cases, judgment is required in estimating these reserves and actual results could be different from the estimates.
Revenue Recognition
The Company uses revenue recognition criteria in Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements and Statement of Financial Accounting Standards No 48 (“FAS 48”) Revenue Recognition When Right of Return Exists.
The Company sells products primarily to wholesalers and distributors, who, in turn, sell its products to pharmacies. The Company does not recognize revenue from product sales until there is persuasive evidence of an arrangement, delivery has occurred, the price is fixed and determinable, the buyer is obligated to pay, the obligation to pay is not contingent on resale of the product, the buyer has economic substance apart from the Company, the Company has no obligation to bring about the sale of the product, the amount of returns and other discounts can be reasonably estimated and collectibility is reasonably assured.
At the time of a new product launch, the Company utilizes a pull-through sales method, sometimes referred to as a consignment method, which recognizes revenue based on prescription demand based on third-party market research data. Absent the ability to make reliable estimates, the Company defers revenue on sales to wholesalers until the Company can make reliable estimates of these returns, discounts and related end user demand. The Company attempts to monitor inventory levels at wholesalers and pharmacies to ensure these levels remain within normal levels. The Company estimates inventory at wholesalers based on historical sales to wholesalers, inventory data provided by these wholesalers and from third-party market research data related to prescription trends and patient demand. Making these determinations involves estimating whether trends in past buying patterns will predict future product sales.
The Company’s accounting policy for revenue recognition has a substantial impact on its reported results and relies on certain estimates that require difficult, subjective and complex judgments on the part of management.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
Cost of Goods Sold
Cost of goods sold includes the costs of finished goods purchased, and amortization of intangible assets associated with the products rights acquisition. The Company is required to pay royalties on its marketed products Sanctura®, ProQuin® XR and Estrasorb®. Royalty expenses directly related to product sales are classified as cost of goods sold and range from 10 – 51% of net product sales. In certain cases, a minimum royalty may be due product licensors which is in excess of what may otherwise be earned per the net sales formula as defined in the respective contract. Royalties are paid on a quarterly basis and are included as a component of cost of goods sold when the expense is incurred.
Advertising and Promotion
The Company engages in promotional activities, which typically take the form of detail aids, industry publications, journal ads, exhibits, speaker programs, and other forms of media. In accordance with procedures defined under Statement of Position (“SOP”) 93-7, Reporting on Advertising Costs, advertising and promotion expenditures are expensed as incurred. Total advertising costs incurred during the year ended December 31, 2006 and period May 6, 2005 (inception) to December 31, 2005 were $21,415 and $3,594, respectively.
Warrants to Purchase Common Stock
The Company evaluates whether its warrants to purchase shares of its common stock should be recorded as a component of equity or as a liability, in accordance with the relevant accounting literature related to this topic including FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity and EITF 00-19, Accounting for Derivative Financial Instruments with Characteristics of both Liabilities and Equity. Based on the relevant accounting literature, the warrants issued during 2006 qualify for equity accounting treatment as of and for the period ended December 31, 2006.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
Stock-Based Compensation
Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS 123(R)”) which requires that compensation cost relating to share-based payment transactions be recognized as an expense in the financial statements, and that measurement of that cost be based on the estimated fair value of the equity or liability instrument issued. Under FAS 123(R), the pro forma disclosures previously permitted under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“FAS 123”), are no longer an alternative to financial statement recognition. FAS 123(R) also requires that forfeitures be estimated and recorded over the vesting period of the instrument.
Prior to January 1, 2006, as permitted by FAS 123, the Company accounted for share-based payments to employees using the intrinsic value method under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations. Under this method, compensation cost is measured as the amount by which the market price of the underlying stock exceeds the exercised price of the stock option at the date at which both the number of options granted and the exercise price are known. As previously permitted by FAS 123, the Company had elected to apply the intrinsic-value-based method of accounting under APB 25 described above, and adopted only the disclosure requirements of FAS 123 which were similar in most respects to FAS 123(R), with the exception of option forfeitures, which, under FAS 123, had been accounted for as they occurred.
The Company has adopted FAS 123 (R) using the prospective transition method, under which compensation expense is recognized in the financial statements on a prospective basis for all share-based payments granted subsequent to January 1, 2006, based upon the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). The grant-date fair value of awards expected to vest is expensed on a straight-line basis over the vesting period of the related awards. Under the prospective transition method, results for prior periods are not restated and pro forma disclosures for outstanding awards accounted for under the intrinsic value method of APB No. 25 are not presented since the Company used the minimum value method for pro forma disclosure purposes prior to January 1, 2006.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
Income Taxes
The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
Research and Development Costs
Research and development costs are expensed as incurred. Assets acquired that are used for research and development and have no future alternative use are expensed as in-process research and development. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred.
Purchased In-Process Research and Development
In-process technology expense for significant technology acquisitions is determined based on an analysis using cash flows expected to be generated by products that may result from in-process technologies which have been acquired. This analysis includes forecasting future cash flows that are expected to result from the progress made on each in-process project prior to the acquisition date. Cash flows are estimated by first forecasting, on a product-by-product basis, net revenues expected from the sales of the first generation of each in-process project. The forecast data in the analysis is based on internal product level forecast information maintained by the Company in the ordinary course of business. The inputs used in analyzing in-process technology are based on assumptions, which the Company believes to be reasonable but which are inherently uncertain and unpredictable. These assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. Appropriate operating expenses are deducted from forecasted net revenues on a product-by-product basis to establish a

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
2. Significant Accounting Policies (continued)
forecast of net returns on the completed portion of the in-process technology. Finally, net returns are discounted to a present value using discount rates that incorporate the weighted average cost of capital relative to the life science industry and the Company. A discount rate is used for the valuation, which represents a considerable risk premium to the Company’s weighted average cost of capital. The valuations used to estimate in-process technology require the Company to use significant estimates and assumptions that if changed, may result in a different valuation for in-process technology.
Recently Issued Accounting Standards
The Financial Accounting Standards Board (“FASB”) recently issued Financial Accounting Standards 157 (“FAS 157”), Fair Value Measurements, and FASB Interpretation No 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact this provision may have on its financial position or results of operations.
FIN 48 is an interpretation of Financial Accounting Standards No 109, Accounting for Income Taxes (“FAS 109”), which clarifies the accounting for uncertainty in income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation requires that we recognize in the financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition of a previously recognized tax position, classification, interest and penalties, accounting in interim periods and disclosures. The provisions of FIN 48 are effective beginning January 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of retained earnings. The Company is in the process of evaluating the potential impact of FIN 48. The Company currently has a full valuation allowance against our net deferred tax assets and therefore has not recognized the benefits from our tax positions in our earnings. The Company anticipates the impact, if any, of FIN 48 to be minimal.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
3. Acquisitions
Sanctura®
On June 30, 2005, Esprit merged with Saturn, which had previously negotiated to acquire the sales and marketing rights to Sanctura® (a treatment for overactive bladder syndrome) on May 14, 2005 with Odyssey, a U.S. subsidiary of Pliva Pharmaceuticals. Immediately following the merger, Esprit paid $45,000 to Odyssey for these rights. In addition to this initial purchase price, the Company is also contingently obligated to pay Odyssey future net sales-based milestones of up to an additional $95,000 if certain sales levels are achieved. Moreover, the Company is required to pay a quarterly royalty expense of approximately 19% to 24% based on net sales to Indevus Pharmaceuticals (“Indevus”), the NDA-holder of Sanctura® and Madaus AG (“Madaus”), the manufacturer of the Sanctura® product. The royalties are subject to an annual minimum, pro-rated on a quarterly basis (see Note 12). In addition, the Company is obligated to pay a net $7,500 annual co-promotion fee to Indevus to reimburse them for providing 75 dedicated sales representatives to detail the product.
Currently Sanctura® is indicated as a twice-daily formulation for treatment of overactive bladder. As part of the acquisition of marketing rights, the Company also received the marketing rights to Sanctura XR, a once-daily formulation which is currently under development. The Company was obligated to make a developmental milestone payment of $10,000 upon the enrollment of the first patient in the first Phase III clinical trial. This payment was made by the Company in September 2005 and was recognized as research and development costs in the Company’s financial statements. The Company was also obligated to make a $10,000 payment to Indevus upon the submission of an NDA for Sanctura XR, which occurred in September 2006. In addition, there is a $20,000 milestone payment due in fiscal year 2013 if there is no generic competition in the market.
The Company is also a party to a supply agreement between Madaus and Indevus where the Company must provide annual production requirements for the product. This production contract is considered to be an arm’s-length agreement between all parties. The Company also received the then-existing commercial inventory, samples inventory and

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
3. Acquisitions (continued)
marketing material as of the time of closing. Finally, the Company was allowed to select a sales and administrative staff from the existing Odyssey work force in order to continue selling Sanctura® without interruption in the marketplace. Approximately 100 sales representatives, 11 sales managers and 10 support staff selected were tendered offers of employment with the Company shortly after the closing.
The acquisition of Sanctura® and simultaneous merger with Saturn was accounted for as a business combination. The following table summarizes the estimated fair values of the assets acquired as of the date of acquisition:

Valuation
Asset	Assigned

In-progress research and development for Sanctura XR	$8,098
Twice-daily Sanctura®	13,913
Cash	1,997
Commercial inventory included with acquisition	2,665
Sample inventory included with acquisition	666

Subtotal	27,339
Goodwill	19,993

Purchase price	$47,332

The purchase price includes $45,000 of cash, $1,997 of preferred stock, $312 of common stock and $23 of net liabilities assumed.
The valuations of twice-daily Sanctura® and Sanctura XR were based upon a discounted cash flow methodology, taking into account costs to develop and market the products. The Company’s expectation is that upon approval, Sanctura XR will be introduced and replace the twice-daily revenue. Currently, twice-daily Sanctura® is being amortized over the remaining life of the patent, which expires in 2009.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
3. Acquisitions (continued)
The value of an existing workforce being in place as of the time of product acquisition was determined after estimating incremental recruiting and training costs if alternative employees were hired and is a component of goodwill. The valuation of commercial and sample inventory was determined in accordance with accounting principles generally accepted in the United States as of the time of the acquisition. Goodwill was determined as the difference between the consideration given by the Company on June 30, 2005, in excess of the other intangible assets determined of which the entire amount is deductible for tax purposes.
The results of the Saturn/Sanctura acquisition have been included in the consolidated financial statements since June 30, 2005.
ProQuin®XR
On July 18, 2005, the Company acquired from Depomed, Inc. (“Depomed”) the sales and marketing rights within the U.S., Puerto Rico and all US possessions of ProQuin® XR for an aggregate purchase price of $50,000, of which $30,000 was paid in cash, and $20,000 in deferred payments, $10,000 of which was recorded as accrued purchase obligations and $10,000 was recorded as long-term purchase obligations in the consolidated balance sheet. The deferred purchase price of $20,000 is payable in two annual installments of $10,000 commencing on the 1st anniversary of the purchase date. The Company paid the first annual required installment of $10,000 in December 2006. This acquisition was accounted for as an asset acquisition and therefore, no goodwill was recorded. The second installment of $10,000 is currently due on July 21, 2007 and is included in the Company’s 2006 financial statement as a current accrued purchase obligation.
Under the terms of the Exclusive License and Marketing Agreement with Depomed, the Company was required to commence selling ProQuin®XR no later than November 2005. The only supply of ProQuin®XR available to launch at that time was a 50 tablet bottle. Following the launch of ProQuin®XR, it became clear that the package size was too large for the retail commercial trade to stock the product. Consequently, during 2006, the sales volume for ProQuin®XR was substantially below the Company’s forecasts. As such, the Company believed this to be an indicator of a potential impairment and performed an impairment assessment of the remaining intangible asset carrying value in accordance with FAS 144.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
3. Acquisitions (continued)
A valuation was performed on the ProQuin® XR intangible asset as of December 31, 2006, and it was determined that the asset had been impaired by $42,917 during the year ended December 31, 2006. The valuation demonstrated that the future discounted cash flows from the product warranted a complete write-down of the net carrying value of the asset. This impairment has been recognized in the Company’s financial statements for the year ended December 31, 2006.
Metagen Pharmaceuticals, Inc.
On September 19, 2005, the Company acquired all of the outstanding capital stock of Metagen in exchange for 5,400 shares of Series A convertible preferred stock. The total value of the capital stock issued by Esprit was approximately $2,900 based on a $0.54 per share Series A convertible preferred stock price at September 19, 2005. The primary asset of Metagen was its rights to the product, ProsedTM.
The following table summarizes the estimated fair value of the assets and liabilities acquired as of the date of the acquisition:

Cash	$100
Other current assets	450
Other assets	10
Property and equipment	43
Current liabilities	(1,202)
Debt	(500)

Net liabilities assumed	$(1,099)

The purchase price includes $2,900 of preferred stock and $1,099 of net liabilities assumed. The results of Metagen have been included in the consolidated financial statements since September 19, 2005.
Estrasorb®
On October 18, 2005, the Company acquired from Novavax, Inc. (“Novavax”) the U.S. sales and marketing rights to Estrasorb® for a price of $12,500, consisting of $2,000 in cash, an $8,000 note (which was paid in December 2005), and a deferred payment of $2,500 which was paid on October 18, 2006.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
3. Acquisitions (continued)
During 2006, the sales and script volume for Estrasorb® was well below the Company’s forecast. Subsequent to the company’s acquisition of Estrasorb®, hormonal replacement therapy became the topic of increasingly conflicting news reports. As a result of this trend, manufacturers of non-oral (transdermal) forms of therapy intensified their sales efforts, decreasing the market opportunities for Estrasorb®. Simultaneously, the company determined that Sanctura® required increasing sales effort which limited the amount of sales effort that could be devoted to Estrasorb®. As such, the Company believed this to be an indicator of a potential impairment and performed an impairment assessment of the remaining intangible asset carrying value in accordance with FAS 144.
A valuation was performed on the Estrasorb® asset as of December 31, 2006, and it was determined that the asset had been impaired by $10,938 during the year ended December 31, 2006. The valuation demonstrated that the future discounted cash flows from the product warranted a complete write-down of the net carrying value of the asset. This impairment has been recognized in the Company’s financial statements as of December 31, 2006.
The acquisitions of ProQuin® XR and Estrasorb® were accounted for as asset acquisitions. The acquisition of Saturn and Metagen were accounted for under the purchase method of accounting. The products and medical indications are summarized below:

Product Name	Product Indication

Sanctura®	For the treatment of overactive bladder with symptoms of urge urinary incontinence, urgency and urinary frequency.
ProQuin® XR	For the treatment of uncomplicated urinary tract infections (acute cystitis).
Estrasorb®	For the treatment of moderate to severe vasomotor symptoms associated with menopause.
ProsedTM	For the relief of discomfort of the lower urinary tract caused by hypermobility resulting from inflammation or diagnostic procedures and in the treatment of cystitis, urethiritis and trigonitis.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
3. Acquisitions (continued)
The fair value of the intangible assets acquired was allocated as of the acquisition date based on discounted cash flow projections. The following tables summarize the gross carrying amount of the assets acquired and estimated useful lives at the date of acquisition with accumulated amortization through December 31, 2006:

	Gross			Net	Estimated
	Carrying	Accumulated	Impairment	Carrying	Useful Life
	Amount	Amortization	Charge	Value	(Years)

Product Name
Sanctura®	$13,913	$5,328	$–	$8,585	4
Estrasorb®	12,500	1,562	10,938	–	–

Total amortizable intangible assets	$26,413	$6,890	$10,938	$8,585

Goodwill	$19,993

The weighted average amortization period for intangible assets subject to amortization is 4 years at December 31, 2006.
The estimated amortization expense for the next five years is as follows (in thousands):

For the year ending December 31:
2007	$3,552
2008	3,552
2009	1,481
2010	–
2011	–
Thereafter	–

$8,585

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
4. Property and Equipment
Property and equipment consisted of the following at December 31, 2006 and 2005:

			Estimated
	December 31		Useful Life
	2006	2005	(Years)

Office equipment	$282	$410	5
Furniture and fixtures	228	4	5
Leasehold Improvements	339	–	5
Computer equipment and software	352	230	3

	1,201	644
Less accumulated depreciation and amortization	(264)	(48)

Property, plant and equipment, net	$937	$596

Depreciation expense was $216 and $48 for the year ended December 31, 2006 and the period May 6, 2005 (inception) to December 31, 2005.
5. Other Non-current Assets
Other non-current assets consist primarily of deferred financing costs. In connection with the long-term financing arrangement the Company entered into in March 2006 (see Note 6), the Company incurred financing costs of $3,905. These financing costs consisted primarily of bank fees and legal expenses, and were recorded as a non-current asset at December 31, 2006. The asset is being amortized over the term of the financing agreement, which is four years. Amortization expense through December 31, 2006 was $566.
Also included in other non-current assets is the value of the common stock warrants issued in connection with the financing arrangement. The total value of the warrants, estimated using a Black-Scholes option pricing methodology, was $430, of which $90 is amortized through interest expense at December 31, 2006.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
6. Accrued Expenses
Accrued Expenses consisted of the following at December 31, 2006 and 2005:

	December 31,
	2006	2005

Accrued advertising and promotion expenses	$2,747	$2,295
Accrued product returns	4,300	651
Accrued royalties	5,453	3,390
Other accrued expenses	7,314	6,447

Total accrued expenses	$19,814	$12,783

7. Purchase Obligations
In connection with the acquisition of ProQuin® XR, the Company owed a deferred purchase price of $20,000 which was payable in two annual installments of $10,000 commencing on the first anniversary of the purchase date. The first payment was made on December 21, 2006. The remaining $10,000 is payable in July of 2007 and is classified as a current liability at December 31, 2006.
In connection with the acquisition of Estrasorb, the Company owed a deferred purchase price of $2,500 which was payable on the first anniversary of the purchase date. This payment was made in October 2006.
8. Debt
Metagen, a subsidiary of the Company, had a line of credit from a financial institution of which $514 was outstanding at the acquisition date. Amounts borrowed under the line of credit bore interest at floating rates and were repayable on demand from the financial institution. Amounts outstanding under this line of credit were fully repaid on January 27, 2006 and the line of credit was terminated shortly thereafter.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
8. Debt (continued)
The Company borrowed $8,000 from a related party which was outstanding as of December 31, 2005. The loan was paid in full on March 10, 2006 and bore interest at a rate per annum equal to 9.00%. The interest was repaid to the related party in the form of 99 shares of Series A Preferred Stock.
On March 8, 2006 the Company entered into a long-term financing arrangement (the “Revolving Credit Facility”) with a financial institution. The Revolving Credit Facility is for a committed amount of up to $50,000. Amounts outstanding under the Revolving Credit Facility may be repaid and re-borrowed subject to certain restrictions on availability based upon the Company’s net sales. Any amounts outstanding under the Revolving Credit Facility must be repaid in full on March 8, 2010. The Revolving Credit Facility is secured by substantially all the assets of the Company. On March 8, 2006, the Company borrowed $20,000 to refinance existing indebtedness and for general corporate purposes. On April 10, 2006, the Company borrowed an additional $10,000 for general corporate purposes. The amounts owing under the Revolving Credit Facility were repaid August 1, 2006. As of December 31, 2006, although there are no amounts owing under the Revolving Credit Facility, the Company is not in compliance with the minimum quarterly net sales covenant, as defined, and would be precluded from borrowing if it chose to do so. As of December 31, 2006, the Company is negotiating with the holder of the Revolving Credit Facility to modify all financial covenants and reserves its rights to borrow under the agreement in the future.
Borrowings under the Revolving Credit Facility bear interest at a floating rate equal to the greater of LIBOR or 4.25%, plus a margin ranging from 6.25% - 6.50% based on the amounts outstanding.
The Revolving Credit Facility contains limitations and restrictions concerning, among other things, additional indebtedness, acquisitions and dispositions of assets, dividend payments and transactions with affiliates. In addition, the Revolving Credit Facility requires the Company to maintain certain financial ratios (as defined therein).

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
9. Capital Structure
Convertible Preferred Stock
Prior to the merger between Saturn and the Company, 9,509 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) were issued and outstanding.
Immediately following the Saturn-Esprit Merger, the Company obtained funding in the amount of $58,300 to acquire the sales and marketing rights to Sanctura®, by issuing 107,928 shares of Series A Preferred Stock. In August 2005, the Company issued an additional 84,338, shares of Series A Preferred Stock for gross proceeds of $45,600. In September 2005, the Company issued 5,370 shares of Series A Preferred Stock to the selling shareholders of Metagen. All Preferred Stock have the same rights and privileges. The outstanding shares are as follows:

	Series A		Series B
	Shares	Amount	Shares	Amount

Shares issued to original Esprit shareholders prior to Saturn/Esprit merger	9,509	$5,135	–	$ –
Merger of Saturn and Esprit	3,750	1,997	–	–
Preferred Stock issuance, June 30, 2005	107,928	58,281	–	–
Preferred Stock issuance, August 15, 2005	84,338	45,529	–	–
Merger and exchange with Metagen Inc.	5,370	2,900	–	–

Balance at December 31, 2005	210,895	113,842	–	–

Shares issued to an officer	99	52	–	–
Preferred Stock issuance, July 27, 2006	–	–	139,677	90,487
Preferred Stock issuance, Dec 15, 2006	–	–	38,461	24,903

Balance at December 31, 2006	210,994	$113,894	178,138	$115,390

Prior to the closing of the Series B Preferred Stock, a bridge loan for $7,000 was provided to the Company by the proposed investors in the Series B Preferred Stock. The loan was extended for 27 days and was repaid out of the proceeds of the Series B Preferred Stock. Except for valuation, the Series B Preferred Stock shares are considered pari passu to the Series A Preferred Stock in all respects.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
9. Capital Structure (continued)
Conversion
Each share of Series A and Series B Preferred Stock is, at the option of the holder, convertible into shares of common stock on a one-for-one basis, subject to certain adjustments for dilution, if any, resulting from future stock issuances. The conversion price for the Series A Preferred Stock is $0.54 per share and the conversion price for the Series B Preferred Stock is $0.65. The Series A and B Preferred Stock shall be automatically converted into common stock upon (a) the consummation of an IPO at an offering price which is not less than $1.62 per share in an offering with aggregate proceeds to the Company of not less than $50,000 or (b) the vote of 60% interest of the convertible preferred stock voting together as a single class.
Dividend Rights
Series A and B convertible preferred shareholders are entitled to receive out of legally available funds accruing and cumulative dividends at an annual rate of 8.0% per share. Dividends are payable only when and if declared by the Board of Directors. No dividends have been declared as of or for any period ended December 31, 2006. Dividends may be paid either in cash or by the issuance of additional shares of common stock (determined by the then fair market value) at the option of the preferred shareholders. The amount of cumulative dividends in arrears related to the preferred stock is $16,345 as of December 31, 2006 and would be payable if declared.
Liquidation Preferences
In the event of any liquidation, sale or merger, or winding up of the Company, the Series A and B convertible preferred shareholders are entitled to receive, in preference to the holders of common stock, an initial preference equal to one times the original purchase price per share plus all accrued and declared but unpaid dividends, then for any remaining assets, shall participate with the holders of common stock on an as-converted basis, until the preferred shareholders receive a total of three times the original purchase price per share, plus all accrued and unpaid dividends declared.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
9. Capital Structure (continued)
Voting Rights
The Series A and B convertible preferred shareholders will vote together with the common shareholders and not as a separate class except as specifically provided in the investment agreement or required by law.
Specifically, the preferred and common stock will vote separately on mergers, acquisitions, sale of all, or substantially all assets, and transactions that would result in a change of control. Each share of preferred shall have a number of votes equal to the number of shares of common stock then issuable upon conversion of such share of preferred.
Classification
The Series A and B Preferred Stock is classified in the “mezzanine” section of the balance sheet because the security has certain change in control provisions that warrant such a classification. However, the Series A and B Preferred Stock is not being accreted because as of December 31, 2006 and 2005 it is not probable that a change in control would require a payment to the Series A and B shareholder.
Common Stock and Common Stock Options
Restricted Common Stock
In May 2005, Esprit issued 1,500 shares of $0.0001 par value restricted common stock to Esprit’s founders at a price of $0.001 per share. The restriction relates to the sale, assignment, or transferability of the instrument to an entity outside of the Company. Saturn’s founder received 31,195 restricted common shares in Esprit in connection with the merger.
In August 2005, the Company issued additional restricted common shares totaling 6,649 to employees at $0.10 per share. All restricted common shares issued to Company employees were purchased for cash.
The restricted shares vest (i.e., have a lapsing forfeiture provision) as follows: a) 25% of the common stock vests on the date each individual commences employment with the Company, b) the remaining 75% vests in equal monthly installments over a three-year

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
9. Capital Structure (continued)
period. The vesting accelerates upon an approved sale or a liquidating event. The Company will, at all times, reserve and keep available from its authorized but unissued shares of common stock, sufficient shares to be issued upon the conversion of the shares of the Preferred Stock and upon the exercise of the stock options. As of December 31, 2006, the Company reserved 391,000 shares of common stock for future issuance for the potential conversion of Preferred Stock.
Warrants
During 2006, the Company issued 5,377 common stock warrants to a financial institution in connection with the March 2006 long-term financing arrangement (see Note 8). The warrants were outstanding as of December 31, 2006 and have an exercise price of $.01 per share. The value of the warrants of $430 was calculated using the Black Scholes option pricing model and was capitalized as debt issuance cost and will be amortized to interest expense over the term of the obligation. The total charge to interest expense was $90 for the year ended December 31, 2006.
Stock Options
In June, 2005, the Company’s Board of Directors and shareholders approved the Company’s 2005 Stock Option Plan (the “2005 Plan”). The 2005 Plan provides for the granting of options to purchase common stock in the Company to employees, advisors and consultants at a price to be determined by the Company’s Board of Directors. The options may be incentive stock options or non-statutory stock options. Under the provisions of the 2005 Plan, no option will have a term in excess of 10 years.
The 2005 Plan is intended to encourage ownership of stock by employees and consultants of the Company and to provide additional incentives for them to promote the success of the Company’s business and is administered by the Board of Directors or a committee consisting of members of the Board. The Board of Directors or committee is responsible for determining the individuals to be granted options, the number of options each individual will receive, the option price per share and the exercise period of each option. Options granted pursuant to the 2005 Plan generally vest 25% after the first year, and the remaining 75% vest equally over the next succeeding three years.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
9. Capital Structure (continued)
The following weighted average assumptions were used to estimate the fair value of the stock options granted in the year ended December 31, 2006:

Dividend yield	0.0%
Expected volatility	43.1%
Risk-free interest rate	4.91%
Expected term (in years)	6.25
Weighted-average fair value of options granted	$.07
Expected volatility was calculated using the historical volatility of the appropriate industry sector index. The expected term of the options is determined according to the Securities and Exchange Commission (“SEC”) short cut approach as described in Staff Accounting Bulletin (“SAB”) No. 107, Disclosure About Fair Value of Financial Instruments, which is the mid-point between vesting date and the end of the contractual term. The risk free interest rate is based on U.S. Treasury yields for securities in effect at the time of grants with terms approximating the term of the grants. The assumptions used in the Black-Scholes option valuation model are highly subjective, and can materially affect the resulting valuation.
The following table summarizes information about stock options outstanding at December 31, 2006 and 2005:

					Weighted-
			Option	Weighted-	Average
	Shares		Price Per	Average	Remaining
	Available	Number of	Share	Exercise	Contractual
	for Grant	Shares	Range	Price	Term

Shares authorized	13,158	–	$–	$–
Options granted	(11,979)	11,979	.01 - .10	.02
Options exercised	–	(525)	.01	.01
Balance at December 31, 2005	1,179	11,454	.01 - .10	.02

Options granted	(2,249)	2,249	.10	.10
Options forfeited	1,915	(1,915)	.01 - .10	.03
Options exercised	–	(695)	.01 - .10	.01
Balance at December 31, 2006	845	11,093	$.01 - .10	$.04	8.7

Vested and unvested, expected to vest December 31, 2006		9,430	$.01 - .10	$.04	8.7
Exercisable at December 31, 2006		2,262	$.01 - .10	$.03	8.6

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
9. Capital Structure (continued)
The following table summarizes information about stock options outstanding at December 31, 2006 and 2005:

			Weighted-
			Average
			Remaining	Fair Value
	Options	Options	Contractual	of Shares
Exercise Price	Outstanding	Vested	Life	Vested

December 31, 2005
$0.01	9,734	250	9.5	$19
0.10	1,720	–	9.75

	11,454
December 31, 2006
$0.01	7,556	1,875	8.51	$146
0.10	3,537	387	9.18	30

	11,093	2,262		$176

The Company has recorded $16 related to its share-based expenses in selling, general and administrative expenses on the accompanying statement of operations for the year ended December 31, 2006. Forfeiture rates are estimated based on employment termination experience. The income tax benefit recognized in the statement of operations for share-based compensation arrangements was $0 for the year ended December 31, 2006.
The weighted average grant date fair values of options was $.07 and $.01 for options granted during the years ended December 31, 2006 and December 31, 2005, respectively.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
9. Capital Structure (continued)
A summary of nonvested options at December 31, 2006 and changes during the year ended December 31, 2006 is presented below:

		Weighted-
		Average
		Grant Date
	Options	Fair Value

Nonvested options at January 1, 2006	11,204	$.008
Granted	2,249	.066
Vested	(2,707)	.078
Forfeited	(1,915)	.078

Nonvested options at December 31, 2006	8,831	$.075

As of December 31, 2006, there was $121 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 4 years.
As of December 31, 2006, there were 2,262 options exercisable, at a weighted average exercise price of options exercisable of $.03. The weighted-average fair value of options granted net of forfeitures since inception was approximately $.04.
10. Income Taxes
The Company recorded a deferred tax provision of $520 and $260 for the year ended December 31, 2006 and the period May 6, 2005 (inception) to December 31, 2005, respectively. The provision for income taxes differs from taxes that would have been provided at the federal statutory rate of 34% due to the valuation allowance as the Company has incurred operating losses since inception.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
10. Income Taxes (continued)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets for financial reporting and the amount used for income tax purposes. Significant components of the Company’s deferred tax assets as of December 31, 2006 and 2005 are as follows:

	December 31,
	2006	2005

Deferred tax assets:
Net operating losses	$40,836	$13,235
Accounts receivable allowances	2,544	1,131
Amortization of intangible assets	26,080	4,015
Other	1,204	321

Total deferred tax assets	70,664	18,702
Less valuation allowance	(70,664)	(18,702)

Deferred tax liability:
Amortization of goodwill	780	260

Total deferred tax liability	$780	$260

At December 31, 2006 the Company has federal net operating loss (“NOL”) carryforwards of approximately $118,804 which expire through 2026. The Company established a valuation allowance at December 31, 2006 because the Company determined that it was more likely than not that all of the deferred tax assets would not be realized.
11. Operating Leases
Minimum annual rental commitments under non-cancelable operating leases, primarily office facilities and automobile leases in effect at December 31, 2006 are as follows:

2007	$764
2008	758
2009	733
2010	482
2011	–
Thereafter	–

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
11. Operating Leases (continued)
Operating lease rental expense aggregated $489 and $310 for the year ended December 31, 2006 and period May 6, 2005 (inception) to December 31, 2005, respectively. The operating lease rental expense is net of a sublease of a 7,125 square foot facility formerly leased by Metagen and assumed by the Company. The sublease term is from February 1, 2006 through September 30, 2008 and is scheduled to provide $191 in rental income to the Company. Sublease income was $65 for the year ended December 31, 2006.
12. Commitments and Contingencies
In connection with the acquisition of the Company’s products, the Company has agreed to a number of contractual commitments.
The Company is required to make a $20,000 milestone payment in fiscal year 2013 if there is no generic competition in the market for the Sanctura® product.
Royalty Commitments
The Company is required to pay minimum royalty payments to Indevus of $7,875 and $10,500 in fiscal years 2007 and 2008, respectively, related to the acquisition of Sanctura, plus an additional royalty to the manufacturer of the product of the greater of 4% of net sales or 25% of the royalty due Indevus. The Company is also required to pay a minimum royalty payment to Depomed of $5,000 in fiscal year 2007 related to the acquisition of ProQuin® XR. For fiscal years 2008 through 2015, the minimum royalty payment to Depomed is adjusted annually to reflect any increase in the Consumer Price Index.
Purchase and Supply Agreements
The Company has entered into various inventory purchase agreements with its suppliers. These agreements required the Company to provide a forecasted purchase requirement at the beginning of each contract year. The Company is obligated to purchase a percentage of the forecasted purchase requirement.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
12. Commitments and Contingencies (continued)
Pursuant to the supply agreement with Indevus, the Company has agreed to purchase 37,000 tablets of Sanctura during fiscal year 2007. The Company is required to purchase at least 75% of this committed amount or $4,800 of inventory.
Pursuant to the supply agreement with Novavax, the Company has agreed to purchase 24 batches of Estrasorb during fiscal year 2007. The Company is obligated to purchase at least 80% of this committed amount or $1,210 of inventory.
During the 2007 contract year with Contract Pharmacal Corporation (“CPC”), the Company has an obligation to purchase a minimum of 3,000 tablets of ProsedTM (approximately $195). Additionally following the completion of development with P3 Labs (“P3”), the Company will be committed to purchase 5,000 capsules per year (approximately $598).
Contingencies
The Company is a party to various other claims and suits arising out of matters occurring during the normal course of business. However, as of December 31, 2006, there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on its business, financial condition, results of operations or cash flows.
13. Employee Benefit Plan
The Company has established a defined contribution pension plan (the “Plan”) covering all eligible employees. Employees are eligible to participate in the Plan on the first quarterly entry date following date of hire, as defined in the Plan document. Employees can contribute from their eligible pay, subject to the annual Federal Tax Law limits. The Company matches 100% of the first 3% of employee contributions and may also elect to make a discretionary non-matching contribution to the Plan on behalf of all eligible employees. Total expenses incurred for the year ended December 31, 2006 and for the period May 6, 2005 (inception) to December 31, 2005 were $257 and $ 0, respectively.

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
14. Related Party Transactions
On December 21, 2005, a founder and member of management loaned the Company $8,000 which was outstanding on December 31, 2005. The loan was paid in full on March 10, 2006 and bore interest at a rate per annum equal to 9.00%. The interest was repaid to the related party in the form of 99 shares of Series A Preferred Stock. The same founder participated in the Series B capital raise by purchasing $1,000 of Preferred stock and was permitted to delay funding this purchase until December 15, 2006, without interest. Payment was made on December 15, 2006.
The Company provided a $71 loan to a shareholder in August 2005 to purchase Common Stock. The receivable is shown as a loan receivable in the Company’s financial statements as of December 31, 2005 and was fully repaid on March 31, 2006.
15. Reclassification for Discontinued Operations
The Company’s consolidated results of operations and financial position for 2006 and 2005 have been reclassified to reflect the discontinued operations discussed in Note 16.
16. Subsequent Events (unaudited)
On March 2, 2007, the Company was permitted to borrow $10,000 under the Revolving Credit Facility under existing terms and conditions, with the potential for additional borrowings as required.
On January 29, 2007, the Company notified Indevus that the Company will likely not require all committed tablets of Sanctura in 2007, as indicated in Note 12. This reduction was largely due to the accelerated development of Sanctura’s once-daily formulation, increasing the likelihood that the product will be commercialized in 2007 and will replace most of the demand for the existing twice-daily formulation. The Company has issued purchase orders for 20% of the 2007 commitment, but by contract, would be liable for approximately $960 in penalties if the remaining 2007 orders were not filled.
Discontinued Operations
Depomed reaquired the marketing rights in ProQuin® XR from the Company in July 2007 with the Company making a cash payment of $17,500 to Depomed, which included $12,500 of previously-recognized obligations. There was no net asset value associated with the disposed business at the time of divestiture due to a $216 provision for obsolete inventory previously recorded against the finished goods and a $42,917 intangible asset impairment charge recorded as of December 31, 2006. In conjunction with the disposal of the product line, a $5,000 loss was recognized for the nine-month period ended September 30, 2007, with $0 income tax benefit recognized. In addition, the Company sold the intellectual property and inventory of Prosed® with net asset values of $1,220

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
16. Subsequent Events (unaudited) (continued)
and $188, respectively, as of September 30, 2007, along with $76 of samples and marketing rights to Ferring in October 2007 for $12,500.
The following amounts related to the discontinued products have been segregated from continuing operations and reported as discontinued operations through the date of disposition. The Company did not account for these products as a separate legal entity. Therefore, the following selected financial data for the Company’s discontinued operations is presented for informational purposes only and does not necessarily reflect what the net sales or earnings would have been had the product operated as a stand-alone entity. The financial information for the Company’s discontinued operations includes allocations of certain expenses to the divested product. These amounts have been allocated to the Company’s discontinued operations on the basis that is considered by management to reflect most fairly or reasonably the utilization of the services provided to, or the benefit obtained by, the divested products.
The following table summarizes selected financial information about these products for the year ended December 31, 2006 and 2005, respectively:

	December 31,
	2006	2005

ProQuin® XR:
Net sales	$5,527	$(680)
(Loss) from discontinued operations, net of income taxes	(59,744)	(8,090)
Prosed®:
Net sales	1,586	600
(Loss) from discontinued operations, net of income taxes	(2,808)	(294)

Esprit Pharma Holding Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars and Shares in Thousands)
16. Subsequent Events (unaudited) (continued)
The consolidated balance sheet includes the following assets classified as Assets Held for Sale for these products:

	December 31,
	2006	2005

ProQuin® XR:
Inventory	$73	$69
Intangible Asset	–	47,917
Prosed®:
Inventory	262	37
Intangible Assets	2,218	3,550